UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 27, 2007
CINTEL CORP.
(Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation)	333-100046 (Commission File Number)	52-2360156 (I.R.S. Employer Identification Number)

9900 Corporate Campus Drive, Suite 3,000, Louisville, KY 40223
(Address of principal executive offices) (zip code)

(502) 657-6077
(Registrant's telephone number, including area code)

Copies to:
Gregory Sichenzia, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On August 27, 2007, Cintel Corp. (the “Company”) entered into a Share Subscription Agreement with Phoenix Digital Tech Co. Ltd. (“PDT”) pursuant to which the Company acquired 500,000 shares of common stock of PDT (the “Shares”) which constitutes 50% of the total issued and outstanding of PDT on a fully diluted basis. The Company paid a purchase price of an aggregate of $34,700,000.

PDT has developed high-technology related manufacturing facilities and expertise in four areas: flat panel displays, semiconductor, surface mounting technology, automated optical inspection, and factory automation.

On August 30, 2007, the Company issued a press release with respect to the foregoing transaction, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired (1)
(b)	Pro Forma Financial Information (1)

(c)	Exhibits.

Exhibit Number	Description
10.1	Share Subscription Agreement dated as of August 27, 2007
99.1	Press Release of Cintel Corp. dated August 30, 2007

(1) Financial information required to be included herein will be filed by amendment to this Current Report within the time period specified therefor.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINTEL CORP.

Dated: August 31, 2007	By:	/s/ Sang Don Kim
Sang Don Kim
Chief Executive Officer